Exhibit (d)(2)

Schedule A

to the November 20, 2012 Investment Advisory

Agreement Dated as of January 31, 2013*

between WisdomTree Trust

and WisdomTree Asset Management, Inc.

Name of Series	Fee%
Domestic Value
WisdomTree U.S. Total Dividend Fund	0.28%
WisdomTree U.S. High Dividend Fund	0.38%
WisdomTree U.S. LargeCap Dividend Fund	0.28%
WisdomTree U.S. Dividend ex-Financials Fund	0.38%
WisdomTree U.S. MidCap Dividend Fund	0.38%
WisdomTree U.S. SmallCap Dividend Fund	0.38%
Domestic Core
WisdomTree U.S. ESG Fund (f/k/a WisdomTree U.S. Total Market Fund)	0.28%
WisdomTree U.S. LargeCap Fund	0.08%
WisdomTree U.S. MidCap Fund	0.38%
WisdomTree U.S. SmallCap Fund	0.38%
WisdomTree U.S. Quality Shareholder Yield Fund	0.38%
Developed World ex-US
WisdomTree International Equity Fund	0.48%
WisdomTree International High Dividend Fund	0.58%
WisdomTree International LargeCap Dividend Fund	0.48%
WisdomTree International MidCap Dividend Fund	0.58%
WisdomTree International SmallCap Dividend Fund	0.58%
WisdomTree International Dividend ex-Financials Fund	0.58%
WisdomTree Europe SmallCap Dividend Fund	0.58%
WisdomTree Japan Hedged Equity Fund	0.48%
WisdomTree Japan SmallCap Dividend Fund	0.58%
WisdomTree Europe Hedged Equity Fund	0.58%
Global/Global ex-US
WisdomTree High Dividend Fund	0.58%
WisdomTree Global ex-US Quality Dividend Growth Fund	0.58%
WisdomTree Global ex-US Real Estate Fund	0.58%
WisdomTree Asia Pacific ex-Japan Fund	0.48%
Emerging/Frontier Markets
WisdomTree Emerging Markets High Dividend Fund	0.63%
WisdomTree Emerging Markets SmallCap Dividend Fund	0.63%

Exhibit (d)(2)

WisdomTree India Earnings Fund	0.83%
WisdomTree Middle East Dividend Fund	0.88%
WisdomTree China ex-State—Owned Enterprises Fund	0.63%
Emerging Markets Currency
WisdomTree Emerging Currency Strategy Fund	0.55%
WisdomTree Chinese Yuan Strategy Fund	0.45%
Emerging Markets Fixed Income
WisdomTree Emerging Markets Local Debt Fund	0.55%
WisdomTree Emerging Markets Corporate Bond Fund	0.60%
Alternative Funds
WisdomTree Managed Futures Strategy Fund	0.75%

*	Updated March 13, 2020 (effective March 16, 2020)

WISDOMTREE TRUST		WISDOMTREE ASSET MANAGEMENT, INC.

By:	/s/ Jonathan Steinberg	By:	/s/ Stuart Bell
Name:	Jonathan Steinberg	Name:	Stuart Bell
Title:	President	Title:	Chief Operating Officer